UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 1, 2008
______________________
LCC International, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	0-21213	54-1807038
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7900 West Park Drive, Suite 315-A, McLean, Virginia	22102
(Address of principal executive offices)	(Zip Code)
______________________
Registrant’s telephone number, including area code: 703-873-2000
Former name or former address, if changed since last report: Not applicable
______________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8 — OTHER EVENTS

ITEM 8.01	OTHER EVENTS
As previously announced, on March 17, 2008 the Company filed a Form 12b-25 with the Securities and Exchange Commission regarding the Annual Report on Form 10-K for the year ended December 31, 2007, which was required to be filed on or before March 17, 2008. In the Form 12b-25, the Company reported that it anticipated filing the 2007 Form 10-K by the extended due date of April 1, 2008.
However, the Company is unable to file the 2007 Form 10-K by the prescribed due date without unreasonable effort or expense due to the need for additional time for Grant Thornton, LLP, the registered independent public accounting firm which the Company engaged on December 12, 2007, as previously reported, to complete its audit procedures relating to the 2007 financial statements and the Company’s internal control over financial reporting for certain of the Company’s overseas operations.
The Company now expects to complete the steps necessary to file its 2007 Form 10-K no later than April 29, 2008, which is the date by which it is required to provide audited financial statements to its lender.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LCC International, Inc.
By:	/s/ Peter A. Deliso
Peter A. Deliso
Senior Vice President, New Ventures, General Counsel & Secretary

Date: April 1, 2008